                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                         -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          ---------------------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) _________

                          ---------------------------

                            THE CHASE MANHATTAN BANK

              (Exact name of trustee as specified in its charter)

                  NEW YORK                             13-4994650
          (State of incorporation                   (I.R.S. employer
          if not a national bank)                  identification no.)

              270 PARK AVENUE                             10017
             NEW YORK, NEW YORK                        (Zip Code)
           (Address of principal
             executive offices)

                               WILLIAM H. MCDAVID
                                GENERAL COUNSEL
                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                              TEL: (212) 270-2611
           (Name, address and telephone number of agent for service)

                          ---------------------------

                         ARCHER-DANIELS-MIDLAND COMPANY
              (Exact name of obligor as specified in its charter)

                  DELAWARE                             41-0129150
      (State or other jurisdiction of               (I.R.S. employer
       incorporation or organization)              identification no.)

            4666 FARIES PARKWAY                           62525
                  BOX 1470                             (Zip Code)
             DECATUR, ILLINOIS
           (Address of principal
             executive offices)

                          ---------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

                          ---------------------------
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                                    GENERAL

Item 1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

       New York State Banking Department, State House, Albany, New York 12110.

       Board of Governors of the Federal Reserve System, Washington, D.C., 20551

       Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

       Federal Deposit Insurance Corporation, Washington, D.C., 20429.

    (b) Whether it is authorized to exercise corporate trust powers.

       Yes.

Item 2.  Affiliations with the Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16.  List of Exhibits

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    5.  Not applicable.

    6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

    8.  Not applicable.

    9.  Not applicable.

                                       2
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                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 11th day of March, 1998.

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
                                THE CHASE MANHATTAN BANK

                                By   /s/ GLENN G. MCKEEVER
                                     --------------------------
                                     Glenn G. McKeever
                                     VICE PRESIDENT
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                                       3
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                                                           EXHIBIT 7 TO FORM T-1

                                Bank Call Notice
                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF
                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,
                 at the close of business December 31, 1997, in
        accordance with a call made by the Federal Reserve Bank of this
        District pursuant to the provisions of the Federal Reserve Act.

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
                                                                                                  DOLLAR AMOUNTS
                                                                                                    IN MILLIONS
                                                     ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin............................................    $    12,428

  Interest-bearing balances.....................................................................          3,428

Securities:

Held to maturity securities.....................................................................          2,561

Available for sale securities...................................................................         43,058

Federal funds sold and securities purchased under agreements to resell..........................         29,633

Loans and lease financing receivables:

  Loans and leases, net of unearned income.........................................  $   129,260

  Less: Allowance for loan and lease losses........................................        2,783

  Less: Allocated transfer risk reserve............................................            0
                                                                                     -----------

  Loans and leases, net of unearned income, allowance, and reserve..............................        126,477

Trading Assets..................................................................................         62,575

Premises and fixed assets (including capitalized leases)........................................          2,943

Other real estate owned.........................................................................            295

Investments in unconsolidated subsidiaries and associated companies.............................            231

Customers' liability to this bank on acceptances outstanding....................................          1,698

Intangible assets...............................................................................          1,466

Other assets....................................................................................         10,268
                                                                                                  ---------------

TOTAL ASSETS....................................................................................    $   297,061
                                                                                                  ---------------
                                                                                                  ---------------
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
                                                                                                  DOLLAR AMOUNTS
                                                                                                    IN MILLIONS
                                                   LIABILITIES

Deposits
  In domestic offices...........................................................................    $    94,524
  Noninterest-bearing..............................................................  $    39,487
  Interest-bearing.................................................................       55,037
                                                                                     -----------
  In foreign offices, Edge and Agreement, subsidiaries and IBF's................................         71,162
  Noninterest-bearing..............................................................  $     3,205
  Interest-bearing.................................................................       67,957
                                                                                     -----------
Federal funds purchased and securities sold under agreements to repurchase......................         43,181
Demand notes issued to the U.S. Treasury........................................................          1,000
Trading liabilities.............................................................................         48,903
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
  With a remaining maturity of one year or less.................................................          3,599
  With a remaining maturity of more than one year through three years...........................            253
  With a remaining maturity of more than three years............................................            132
Bank's liability on acceptances executed and outstanding........................................          1,698
Subordinated notes and debentures...............................................................          5,715
Other liabilities...............................................................................          9,896
                                                                                                  ---------------
TOTAL LIABILITIES...............................................................................        280,063
                                                                                                  ---------------
                                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...................................................              0
Common stock....................................................................................          1,211
Surplus (exclude all surplus related to preferred stock)........................................         10,291
Undivided profits and capital reserves..........................................................          5,502
Net unrealized holding gains (losses) on available-for-sale securities..........................            (22)
Cumulative foreign currency translation adjustments.............................................             16
TOTAL EQUITY CAPITAL............................................................................         16,998
                                                                                                  ---------------
TOTAL LIABILITIES AND EQUITY CAPITAL............................................................    $   297,061
                                                                                                  ---------------
                                                                                                  ---------------
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    I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          JOSEPH L. SCLAFANI

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                WALTER V. SHIPLEY
                                THOMAS G. LABRECQUE
                                                                DIRECTORS
                                WILLIAM B. HARRISON, JR.